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                                                                 EXHIBIT 5.1


                           WILSON SONSINI GOODRICH & ROSATI
                               PROFESSIONAL CORPORATION

                                  650 PAGE MILL ROAD
                           PALO ALTO, CALIFORNIA 94304-1050
                   TELEPHONE 650-493-9300   FACSIMILE 650-493-6811

                                                            JOHN ARNOT WILSON
                                                                 RETIRED

                                    August 5, 1998


Ross Systems, Inc.
Two Concourse Parkway, Suite 800
Atlanta, Georgia 30328

     RE:  REGISTRATION STATEMENT ON FORM S-3 (FILE NO. 33-89504)

Gentlemen & Ladies:

     We have examined the Post-effective Amendment No. 1 to the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission (the "Registration Statement") in connection with your adoption of the registration under the Securities Act of 1933, as amended, of shares of your Common Stock (the "Shares") registered under the Registration Statement on Form S-3 (No. 33-89504). As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares in the manner set forth in the Registration Statement.

     It is our opinion that, when issued and sold in the manner set forth in the Registration Statement, the Shares will be legally and validly issued, fully-paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                              Very truly yours,

                              /s/ WILSON SONSINI GOODRICH & ROSATI

                              WILSON SONSINI GOODRICH & ROSATI
                              Professional Corporation